Exhibit 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of November 30, 2020 (this “Agreement”), is entered into between Pareteum Corporation, a Delaware corporation (the “Company”), and HT Investments SA LLC (“HT”).

PRELIMINARY STATEMENTS:

WHEREAS, the Company and HT are parties to (i) that certain Senior Secured Convertible Note due 2025, dated as of June 8, 2020 (as amended by that certain Amendment to Senior Secured Convertible Note Due 2025, dated as of July 18, 2020, the “Note”), made by the Company to HT, (ii) that certain Warrant to Purchase Common Stock, dated June 8, 2020 (the “June Warrant”), issued by the Company to HT, (iii) that certain Warrant to Purchase Common Stock, dated March 17, 2020 (the “March Warrant”), issued by the Company to HT and (iv) that certain Securities Purchase Agreement, dated as of June 8, 2020 (the “SPA”), between HT and the Company;

WHEREAS, the Company has requested that HT agree to forebear from exercising certain rights and remedies under the Note and the SPA; and

WHEREAS, HT is, on the terms and conditions stated below, willing to grant such request and to forebear from exercising such rights and remedies as hereinafter set forth;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

ARTICLE I
DEFINITIONS

1.01       Definitions. The following capitalized terms not otherwise defined herein have the following meanings:

“Enforcement Action” means any of the following actions:

(a)       any acceleration of any amounts owed under the Note pursuant to Section 11(B)(ii) thereof;

(b)       any exercise of any remedy with respect to any collateral of the Company or any of its Subsidiaries under (i) Section 4.6 of the Security Agreement, or (ii) any Control Agreement, the Artilium Pledge Agreement, the Pareteum Europe Pledge Agreement or the Pareteum Europe Security Agreement (each as defined in the Security Agreement);

(c)       any action in its capacity as attorney-in-fact for the Company or any of its Subsidiaries pursuant to Section 4.10 of the Security Agreement;

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(d)       any action to file or initiate, or to join with other Persons in filing or initiating, any proceeding, assignment or appointment described in Section 11(A)(xx) of the Note against the Company or any of its Subsidiaries;

(e)       any action to bring, or cause to be brought on its behalf, any charge, cause of action, complaint, demand, mediation, arbitration or other legal proceeding alleging, or arising out of, any breach or alleged breach of the terms and provisions of any Transaction Document;

(f)       any action to enforce specifically the rights provided to a party under the SPA or recover damages by reason of any breach of any provision of the SPA; and/or

(g)       any action to enforce specifically the rights provided to a party under the Warrant or recover damages by reason of any breach of any provision of the Warrant;

provided, that, for the avoidance of doubt, the accrual of Default Interest pursuant to Section 4(B)(ii) of the Note shall not constitute an Enforcement Action.

“Security Agreement” means that certain Security Agreement, dated as of June 8, 2020, among the Company, certain of its Subsidiaries and HT.

“Transaction Documents” means the Note, the SPA, the June Warrant, the March Warrant, the Security Agreement, the other Security Documents (as defined in the Security Agreement) and any other Transaction Documents (as defined in the SPA).

1.02       Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Note or the SPA, as may be applicable.

ARTICLE II
FORBEARANCE

2.01       Forbearance. Effective as of the date hereof and until the Forbearance Termination Date, HT agrees that it shall not, directly or indirectly, exercise any right or remedy under any Transaction Document or take any other Enforcement Action in respect of the occurrence and continuance of any Existing Event of Default, or encourage any other Person to take or initiate any such Enforcement Action or other action.

2.02       Reservation of Rights.

(a)       The execution and delivery of this Agreement by HT, and the acceptance by HT of performance by the Company hereunder (i) shall not constitute a waiver or release of any Existing Event of Default and (ii) except as expressly provided in Section 2.01, shall be without prejudice to, and is not a waiver or release of any right of HT to exercise any and all rights conferred on it under the Transaction Documents or at law or in equity in respect of any Existing Event of Default or otherwise.

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(b)       The Company acknowledges and agrees that HT expressly reserves all of its rights, remedies, claims and causes of action under the Transaction Documents and pursuant to applicable law, including, without limitation, in regard to the property subject to security interests under the Transaction Documents. HT has not waived any of such rights, remedies, claims or causes of action, and nothing in this Agreement, and no delay on its part in exercising any such rights, remedies, claims or causes of action, may or will be construed as a waiver of any such rights, remedies, claims or causes of action.

(c)       On the Forbearance Termination Date, without any further action by HT or any other Person, all of the terms and provisions set forth in the Transaction Documents with respect to any Existing Event of Default shall have the same force and effect as if the agreement in Section 2.01 had never become effective, and HT shall have all of the rights and remedies afforded to it under the Transaction Documents with respect to any such Existing Event of Default as though the agreements in Section 2.01 had never become effective.

(d)       Notwithstanding anything contained herein to the contrary, the agreement in Section 2.01 is not intended and shall not be deemed or construed to constitute a waiver of any other Default or Event of Default that hereafter may occur under any Transaction Document or to establish a custom or course of dealing among the parties to this Agreement or any of them. HT shall not be under any obligation to extend the Forbearance Termination Date or to enter into any further agreement in respect of the Existing Events of Default.

2.03       Termination. The obligation of HT pursuant to Section 2.01 shall terminate without notice or action by any party on the date of the earlier to occur of the following (the “Forbearance Termination Date”): (a) December 31, 2020 (or any later date agreed to in writing by HT); (b) the occurrence of any Event of Default (other than an Existing Event of Default); and (c) the initiation of any action by the Company or any other Person to invalidate or limit the enforceability of any of the acknowledgments set forth in Article 3 hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce HT to enter into this Agreement, the Company hereby represents and warrants that on and as of the date hereof after giving effect to this Agreement:

3.01       Existing Events of Default. The Company hereby acknowledges and agrees that the Events of Default set forth in Schedule I to this Agreement (each an “Existing Event of Default”) have occurred and are continuing, each of which independently constitutes an Event of Default and entitles HT to exercise its rights and remedies under the Note, applicable law, or otherwise.

3.02       SPA Representations. The representations and warranties of the Company contained in the SPA are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) to the extent such representations and warranties are not true and correct as a result of any of the Existing Events of Default.

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3.03       Acknowledgment of Indebtedness. The Company hereby acknowledges, confirms, and agrees that as of the date hereof, the Company is indebted to HT in the principal amount of $17,500,000, in addition to interest, expenses, fees and other Event of Default Acceleration Amount. The Company hereby acknowledges, confirms, and agrees that (i) all Event of Default Acceleration Amount, including interest accrued and accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable to HT, in each case in accordance with the terms of the Note, are unconditionally owing by the Company, and (ii) that the Company has entered an Event of Default Conversion Period as a result of the existence of the Existing Events of Default, in each case without offset, defense, or counterclaim of any kind, nature, or description whatsoever.

3.04       Ratification; Reaffirmation. The Company hereby reaffirms and ratifies the Transaction Documents, each as amended, restated, modified, and/or supplemented. The Company hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that (a) all of the Company’s obligations owing to HT under the Transaction Documents are hereby reaffirmed; and (b) the Transaction Documents are the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

3.05       No Default. Except for the Existing Events of Default, no other Default or Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement and the Company hereby acknowledges and agrees that as of the date hereof, it is not aware of any prospective Event of Default other than the Existing Events of Default.

3.06       Additional Events of Default. The parties hereto acknowledge, confirm, and agree that any misrepresentation by the Company or any failure of the Company to comply with the covenants, conditions and agreements contained in this Agreement will constitute an immediate default under this Agreement and an immediate Event of Default under the Note. Notwithstanding the agreement to forbear contained in Section 2.01 of the Agreement, in the event that any Person, other than HT, at any time exercises for any reason (including, without limitation, by reason of any present or future Event of Default, or otherwise) any of its rights or remedies against the Company or against the Company's properties or assets, in each case, of the type that would constitute an Event of Default under the terms and provisions of the Note, then such occurrence shall also be deemed to constitute an immediate Event of Default hereunder and under the Note.

3.07       Binding Effect of Documents. The Company hereby represents, warrants, and covenants that this Agreement has been duly authorized, executed, and delivered to HT by the Company, is enforceable in accordance with its terms, and is in full force and effect.

3.08       No Conflict. The Company hereby represents, warrants, and covenants that the execution, delivery, and performance of this Agreement by the Company will not violate any requirement of law or contractual obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than Liens in favor of HT).

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ARTICLE IV
AMENDMENTS

4.01       Amendment to Definitions Under the Note. Section 1 of the Note is hereby amended by restating in its entirety the definitions of “Event of Default Conversion Period”, “Event of Default Conversion Price” and “Market Stock Payment Price” as follows:

““Event of Default Conversion Period” means, with respect to an Event of Default, the period beginning on, and including, the date such Event of Default occurs and ending on the later of (A) the twentieth (20th) Trading Day after the Holder’s receipt of an Event of Default Notice and (B) thirty (30) Trading Days after the date the Holder receives written notice from the Company that such Event of Default has been cured.””

““Event of Default Conversion Price” means, with respect to the conversion of this Note (or any portion of this Note), the lesser of (A) the Conversion Price that would be in effect immediately after the Close of Business on the Conversion Date for such conversion, without giving effect to Section 8(H); and (B) seventy five percent (75%) of the lowest Daily VWAP per share of Common Stock during the thirty (30) consecutive VWAP Trading Days ending on, and including, such Conversion Date (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).”

““Market Stock Payment Price” means, with respect to any Interest Payment Date or Optional Redemption Stock Payment Date, an amount equal to eighty-five percent (85%) of the lowest Daily VWAP during the ten (10) VWAP Trading Day period ending on the VWAP Trading Day immediately prior to such Interest Payment Date or Optional Redemption Stock Payment Date, as applicable.”

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4.02       Amendment to Company’s Election to Pay Stated Interest in Cash or Common Stock. Section 5(B) of the Note is hereby amended and restated in its entirety as follows:

“Company’s Election to Pay Stated Interest in Cash or Common Stock. At least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to an Interest Payment Date, the Company, if it desires to elect to make a payment of Stated Interest with respect to such Interest Payment Date, entirely or partially, in cash, shall deliver to the Holder a written notice of such election stating which portion thereof the Company has elected to pay in cash (a “Interest Cash Payment Notice”), and such amount shall be paid on the applicable Interest Payment Date in cash pursuant to Section 5(A) (and such election shall be irrevocable as to such payment of Stated Interest (or portion thereof)). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Stated Interest (or applicable portion thereof) with respect to such Interest Payment Date in shares of Common Stock, subject to the terms hereof. With respect to any Interest Payment Date for which the Company has made a deemed election to pay Stated Interest (or any applicable portion thereof) in shares of Common Stock in accordance with this Section 5(B), (i) the Holder shall have the right to allocate all or any portion of the applicable payment of Stated Interest (or applicable portion thereof) to one or more Scheduled Trading Days (any such date, an “Interest Stock Payment Date”) during the period beginning on, and including, the applicable Interest Payment Date and ending on, and including, the Scheduled Trading Day immediately before the subsequent Interest Payment Date (the “Interest Stock Payment Period”) or defer such payment of Stated Interest (or applicable portion thereof) to any future Interest Payment Date selected by the Holder; and (ii) the Company shall issue to the Holder a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such payment of Stated Interest (or any applicable portion thereof) by the Market Stock Payment Price as of such Interest Stock Payment Date. The Holder must provide notice to the Company of its election of any Interest Stock Payment Date and the applicable portion of Stated Interest it is electing to receive on each such Interest Stock Payment Date no later than 4:30 p.m. New York Time on such Interest Stock Payment Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any payment of Stated Interest (or any applicable portion thereof) in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date that is five (5) Trading Days prior to the applicable Interest Payment Date and the applicable Interest Stock Payment Date, and such payment of Stated Interest (or any applicable portion thereof) shall instead be paid in cash in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion. The Company shall not pay any portion of a payment of Stated Interest in shares of Common Stock unless the Holder has designated an Interest Stock Payment Date for such portion. Any portion of a payment of Stated Interest not paid in shares of Common Stock because the Holder did not allocate such payment of Stated Interest (or applicable portion thereof) to a Scheduled Trading Day during the applicable Interest Stock Payment Period or because the Holder elected to defer the receipt of such payment of Stated Interest (or portion thereof) during the applicable Interest Stock Payment Period will be automatically deferred to the next Interest Payment Date or such future Interest Payment Date as was elected by the Holder, as applicable. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the second (2nd) Business Day following the applicable Interest Stock Payment Date.”

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4.03       Amendment to Company’s Election to Pay Optional Redemption Payments in Cash or Common Stock. Section 5(C) of the Note is hereby amended and restated in its entirety as follows:

“Company’s Election to Pay Optional Redemption Payments in Cash or Common Stock. At least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to an Optional Redemption Date, the Company, if it desires to elect to make an Optional Redemption Payment with respect to such Optional Redemption Date, entirely or partially, in cash, shall deliver to the Holder a written notice of such election stating which portion thereof the Company has elected to pay in cash (an “Optional Redemption Cash Payment Notice”) (and such election shall be irrevocable as to such Optional Redemption Date). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Optional Redemption Payment (or applicable portion thereof) with respect to such Optional Redemption Date in shares of Common Stock, subject to the terms hereof. With respect to any Optional Redemption Date for which the Company has made a deemed election to make an Optional Redemption Payment (or any applicable portion thereof) in shares of Common Stock in accordance with this Section 5(C), (i) the Holder shall have the right to allocate all or any portion of the applicable Optional Redemption Payment (or applicable portion thereof) to one or more Scheduled Trading Days (any such date, an “Optional Redemption Stock Payment Date”) during the period beginning on, and including, the applicable Optional Redemption Date and ending on, and including, the Scheduled Trading Day immediately before the subsequent Optional Redemption Date (the “Optional Redemption Stock Payment Period”) or defer such Optional Redemption Payment (or applicable portion thereof) to any future Optional Redemption Date selected by the Holder; and (ii) the Company shall issue to the Holder, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such Optional Redemption Payment (or any applicable portion thereof) by the Market Stock Payment Price as of such Optional Redemption Stock Payment Date. The Holder must provide notice to the Company of its election of any Optional Redemption Stock Payment Date and the applicable portion of the Optional Redemption Payment it is electing to receive on each such Optional Redemption Stock Payment Date no later than 4:30 p.m. New York Time on such Optional Redemption Stock Payment Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Optional Redemption Payment (or any applicable portion thereof) in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date that is five (5) Trading Days prior to the applicable Optional Redemption Date and the applicable Optional Redemption Stock Payment Date, and such Optional Redemption Payment (or any applicable portion thereof) shall instead be paid in cash in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion. The Company shall not pay any portion of the Optional Redemption Payment in shares of Common Stock unless the Holder has designated an Optional Redemption Stock Payment Date for such portion. Any portion of the Optional Redemption Payment not paid in shares of Common Stock because the Holder did not allocate such Optional Redemption Payment (or applicable portion thereof) to a Scheduled Trading Day during the applicable Optional Redemption Stock Payment Period or because the Holder elected to defer the receipt of such Optional Redemption Payment (or portion thereof) during the applicable Optional Redemption Stock Payment Period will be automatically deferred to the next Optional Redemption Date or such future Optional Redemption Date as was elected by the Holder, as applicable. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the second (2nd) Business Day following the applicable Optional Redemption Stock Payment Date.

4.04       Amendment to Stock Reserve Under the Note. Section 8(E)(i) of the Note is hereby amended and restated in its entirety as follows:

“Stock Reserve. At all times when this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock equal to one hundred fifty percent (150%) of (1) the then-outstanding Principal Amount of the Note plus accrued and unpaid interest on the Note; divided by (2) the Floor Price (as of November 30, 2020 without regard to any future splits or stock combinations).”

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4.05       Amendment to Exercise Price of June Warrant. Section 1(b) of the June Warrant is hereby amended and restated in its entirety as follows:

“Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.37, subject to adjustment as provided herein.”

4.06       Amendment to Exercise Price of March Warrant. Section 1(b) of the March Warrant is hereby amended and restated in its entirety as follows:

“Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.37, subject to adjustment as provided herein.”

4.07       Amendment to Required Reserve Amount Under the SPA. Section 4(j) of the SPA is hereby amended and restated in its entirety as follows:

“Reservation of Shares. So long as any of the Convertible Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance upon conversion or redemption of the Convertible Notes and exercise of the Warrants, no less than (i) a number of shares of Common Stock equal to one hundred fifty percent (150%) of (1) the then-outstanding Principal Amount of the Notes plus accrued and unpaid interest on the Note; divided by (2) the Floor Price (as of November 30, 2020 without regard to any future splits or stock combinations), and (ii) fifteen million (15,000,000) shares of Common Stock to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(j) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction or proportionally in connection with any conversion and/or redemption, as applicable, of the Convertible Notes, or the exercise of the Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.”

ARTICLE V
MISCELLANEOUS

5.01       Effect of Agreement. (a) Each Transaction Document, as specifically supplemented and/or amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and all of the collateral described therein does and shall continue to secure the payment of all amounts due under the Note under the Transaction Documents, in each case as supplemented by this Agreement.

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(b)       The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of HT under any of the Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents.

5.02       Covenants. Notwithstanding anything in the Transaction Documents to the contrary, the Company shall comply with all limitations, restrictions, or prohibitions that would otherwise be effective or applicable under the Transaction Documents prior to or during the continuance of any Event of Default, and any right or action of the Company set forth in the Transaction Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Events of Default.

5.03       Fees and Expenses. The effectiveness of this Agreement shall be contingent upon the Company paying for legal fees and disbursements of Latham & Watkins LLP, counsel to HT, in an amount of $11,500.

5.04       Disclosure of Transactions. On or before 9:00 a.m., New York time, on the trading day after the date of the Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreement in the form required by the Exchange Act and attaching the Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to HT by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and HT or any of its affiliates, on the other hand, shall terminate.

5.05       Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule, or regulation governing the time by which HT must commence legal proceedings or otherwise take any action against the Company with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Termination Date and arises under or in respect of the Transaction Documents shall, for each Existing Event of Default, be tolled during the period beginning on the date of occurrence of such Existing Event of Default and ending on the Forbearance Termination Date. The Company agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by HT in the exercise of its rights or remedies referred to in the immediately preceding sentence.

5.06       Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

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5.07       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.08       Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY:		HT:

Pareteum Corporation		HT Investments SA, LLC

By:	/s/ Alexander Korff	By:	/s/ Eric Helenek
	Alexander Korff, Secretary		Eric Helenek, Authorized Signatory

[Signature Page to Forbearance Agreement]

Schedule I

Existing Events of Defaults.

(i)       the Company’s failure, as of October 2, 2020, to have caused either (i) the conversion or exchange of all shares of the Series C Preferred Stock into shares of Common Stock or (ii) the extension of any mandatory redemption date, final maturity date or other applicable repurchase obligation with respect to such Series C Preferred Stock by October 1, 2020, as required by Section 9(R) of the Note;

(ii)       (x) the Company’s failure, as of November 1, 2020, to have obtained the Requisite Stockholder Approval by October 31, 2020; and (y) the Company’s failure to have used commercially reasonable efforts to obtain the Requisite Stockholder Approval by October 31, 2020, in each case as required by Section 11(a)(ix) of the Note and Section 4(R) of the SPA;

(iii)       the Company’s failure to have timely filed all reports required to be filed with the SEC pursuant to the Exchange Act, as required by Section 4(b) of the SPA;

(iv)       the Company’s failure after October 31, 2020 to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, as required by Section 11(A)(xiv) of the Note;

(v)       the Company’s failure, as of November 1, 2020, to file restated financial statements with the Commission for (A) the fiscal year ended December 31, 2018, (B) the quarter ended March 31, 2019 and (C) the quarter ended June 30, 2019, in each case on or prior to October 31, 2020 and in compliance with all requirements under the Exchange Act, as required by Section 11(A)(xv) of the Note; and

(vi)       the Company’s failure under any Transaction Document to provide notice of the Events of Default set forth in clauses (i)-(v) above prior to the date hereof.